Exhibit 99.1

LPL FINANCIAL ANNOUNCES EARLY COMPLETION OF

ACCELERATED SHARE REPURCHASE PLAN

SAN DIEGO – Dec. 10, 2015 – LPL Financial Holdings Inc. (the “Company,” NASDAQ: LPLA), parent of leading retail investment advisory firm and independent broker/dealer LPL Financial LLC, today announced early completion of its previously announced accelerated share repurchase plan (“ASR”).

“We have now completed the first step of our previously announced $500 million share repurchase program several months ahead of our expected timeline,” said Matthew Audette, chief financial officer. “We purchased 5.6 million1 of our shares for $250 million resulting in an average purchase price of $44.46 per share.”

The Company entered into a three-to-six month, $250 million ASR with Goldman, Sachs & Co. on Nov. 24, 2015. While Goldman was buying the Company’s shares for the ASR, TPG Capital approached Goldman about selling a block of shares, providing an opportunity to settle the ASR more quickly.

Audette continued, “We are pleased to complete the first $250 million of our repurchase program much faster than anticipated. We look forward to deploying the second $250 million over time as we plan to maintain flexibility and remain dynamic in our thinking as the environment evolves.”

Forward-Looking Statements

Statements in this press release, including those relating to the Company’s share repurchase program and accelerated share repurchase plan, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of Dec. 10, 2015. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the delivery of shares by Goldman in settlement of the ASR; the price and availability of shares and trading volumes of the Company’s common stock, which will determine the timing and size of future share repurchases; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; effects of competition in the financial services industry; changes in the number of the Company’s financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company’s cash sweep program, including the Company’s success in negotiating agreements with current or additional counterparties; changes in the growth of the Company’s fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the fiduciary rule proposed by the U.S. Department of Labor and disciplinary actions imposed by federal and state securities regulators or self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters; execution of the Company’s expense management plans and its success in realizing the savings and service improvements expected to result from its initiatives and programs, particularly its technological initiatives; the Company’s success in negotiating and developing commercial arrangements with third-party service providers; the performance of third-party service providers on which the Company relies; the Company’s ability to control operating risks, information technology systems risks, and sourcing risks; the Company’s ability to recruit new advisors and attract new business to its platform; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2014 Annual Report on Form 10-K and any subsequent SEC filings.

[1]	Goldman anticipates delivering 5,622,628 shares to the Company on Dec. 15, 2015.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this release, even if its estimates change, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and currently serves $462 billion in advisory and brokerage assets. LPL is one of the fastest growing RIA custodians and is the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2015). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 banks and credit unions, enabling them to help their clients turn life’s aspirations into financial realities. Advisors associated with LPL also service an estimated 40,000 retirement plans with an estimated $115 billion in retirement plan assets, as of September 30, 2015. LPL also supports approximately 4,300 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have 3,413 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.

Securities and advisory services offered through LPL Financial. A registered investment advisor, member FINRA/SIPC.

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Media Contacts:

Investor Relations

Chris Koegel

LPL Financial

Phone: (617) 897-4574

Email: investor.relations@lpl.com

Media Relations

Brett Weinberg

LPL Financial

Phone: (980) 321-1904

Email: brett.weinberg@lpl.com

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